SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                   THE S&P 500(R) PROTECTED EQUITY FUND, INC.
             (Exact name of registrant as specified in its charter)


                 Maryland                               Applied For
----------------------------------------      ---------------------------------
(State of incorporation or organization)      (IRS employer identification no.)


The S&P 500(R) Protected Equity Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey                                      08536
-----------------------------------------      -------------------------------
(Address of principal executive offices)                (zip code)



  If this form relates to the             If this form relates to the
  registration of a class of securities   registration of a class of securities
  pursuant to Section 12(b) of the        pursuant to Section 12(g) of the
  Exchange Act and is effective           Exchange Act and is effective
  pursuant to General Instruction         pursuant to General Instruction A.
  A.(c), please check the following       (d), please check the following
  box. |X|                                box.  | |


Securities to be registered pursuant to Section
12(b) of the Act:


Title of each class to be                     Name of each exchange on which
so registered                                 each class is to be registered
-------------------------                     ------------------------------
Shares of Common Stock,                       New York Stock Exchange, Inc.
par value $.10 per share


Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.  Description of Registrant's Securities to be Registered.

     The section captioned "Description of Capital Stock" in the Registrant's preliminary prospectus dated September 17, 1999, forming a part of the Registrant's Registration Statement on Form N-2 (Nos. 333-83085, and 811-09479) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on September 17, 1999 is incorporated herein by reference.

Item 2.  Exhibits.

     (I) The following exhibits have been filed with the Commission:

         (1)  Form of Certificate for Common Stock.*

         (2) Portions of the Charter and the By-Laws of the Registrant defining the rights of holders of Common
              Stock**

--------------
*   Incorporated by reference to Exhibit (d)(2) to the Registration Statement.

**  Incorporated by reference to Exhibit (d)(1) to the  Registration Statement.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  THE S&P 500(R) PROTECTED EQUITY FUND, INC.
                                  (Registrant)



                                  By:  /s/ Terry K. Glenn
                                       ---------------------------------------
                                       Terry K. Glenn
                                       President


October 29, 1999